Exhibit 99.1

910 Clopper Road, Suite 220N Gaithersburg, MD 20878 tel: 240-632-0740 fax: 240-632-0735 www.genvec.com

FOR IMMEDIATE RELEASE

FDA liftS clinical hold on CGF166

GAITHERSBURG, MD, July 25, 2016 – GenVec, Inc. (NASDAQ: GNVC), a clinical-stage gene delivery company, announced today that it was notified by its collaborator, Novartis, that the Food and Drug Administration (FDA) has lifted the clinical hold on the Phase 1/2 clinical trial of CGF166 in patients with severe to profound hearing loss.

As previously disclosed, in January 2016 Novartis informed GenVec that enrollment in the trial had been paused in accordance with criteria in the trial’s protocol. In April 2016, Novartis informed GenVec that the trial’s Data Safety Monitoring Board (DSMB) recommended that the trial continue after reviewing safety and efficacy data from the nine patients who have been enrolled in the trial to date.

“We appreciate the FDA’s review and the diligent efforts of our collaborator, Novartis, that have enabled the continuation of the CGF166 trial,” said Douglas J. Swirsky, president and CEO of GenVec. “We look forward to the near-term enrollment of new patients and believe that the trial will be completed sometime in 2017 as previously expected.”

About CGF166

CGF166 was designed by GenVec to leverage the company’s AdenoVerse™ technology platform for delivery of the atonal gene to sensory cells in the inner ear. These sensory cells are critical to both hearing and balance and can become damaged or destroyed due to aging, infection, trauma from certain medications, or exposure to noise. Approximately 90% of hearing loss is sensorineural. Preclinical experiments have demonstrated the formation of new inner ear sensory hair cells as well as the restoration of hearing and balance function in animal models following treatment with CGF166. CGF166 is being developed by Novartis under a worldwide licensing and collaboration agreement with GenVec to discover and develop novel treatments for hearing loss and balance disorders.

About GenVec

GenVec is a clinical-stage gene delivery company focused on developing a pipeline of cutting-edge therapeutics and vaccines using its proprietary AdenoVerse platform. The company is a pioneer in the design, testing and manufacture of adenoviral-based product candidates that can deliver on the promise of gene-based medicine. GenVec's lead product candidate, CGF166, is licensed to Novartis and is currently in a Phase 1/2 clinical study for the treatment of hearing loss and balance disorders. In addition to its internal and partnered pipeline, the company is also focused on opportunities to license its proprietary technology platform, including vectors and production cell lines, for the development and manufacture of therapeutics and vaccines to the biopharmaceutical industry. Additional information about GenVec is available at www.genvec.com and in the company's various filings with the Securities and Exchange Commission.

Statements herein relating to future financial or business performance, conditions or strategies and other financial and business matters, including with respect to GenVec's hearing loss and balance disorders program are forward-looking statements within the meaning of the Private Securities Litigation Reform Act.  Examples of forward-looking statements contained in this press release include, among others, statements regarding the future of the clinical study for CGF166, including the expectations with respect to timing for patient enrollment and trial completion. GenVec cautions that the forward-looking statements contained in this release are subject to numerous assumptions, risks and uncertainties, which change over time. Factors that may cause actual results to differ materially from the results discussed in, or implied by, the forward-looking statements or historical experience include risks and uncertainties, such as the failure of Novartis to advance GenVec's hearing loss and balance disorders program, the challenges in clinical development, and the difficulties in business development activities.  Further information on the factors and risks that could affect GenVec's business, financial conditions and results of operations, are contained in GenVec's filings with the U.S. Securities and Exchange Commission (SEC), which are available at www.sec.gov, including the risk factors discussed in Item 1A of Part I of GenVec’s Form 10-K for the year ended December 31, 2015.  These forward-looking statements speak only as of the date of this press release, and GenVec assumes no duty to update forward-looking statements.

Contact:

Rena Cohen

(240) 632-5501

ir@genvec.com